Exhibit 10.14

FORM OF DIRECTOR AND OFFICER INDEMNIFICATION AGREEMENT

THIS DIRECTOR AND OFFICER INDEMNIFICATION AGREEMENT (the “Agreement”) is effective as of                         , 2012 by and between MacDermid Group, Inc., a Delaware corporation (the “Company”), and                          (the “Indemnitee”).

WHEREAS, the Indemnitee is a director and/or officer of the Company;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify persons serving as directors and/or officers of the Company to the fullest extent permitted by applicable law so that they will serve or continue to serve as directors and/or officers of the Company free from undue concern that they will not be so indemnified; and

WHEREAS, the Indemnitee is willing to serve and/or continue to serve on the Board of Directors of the Company (the “Board”) and/or as an officer of the Company, on the condition that he be so indemnified;

NOW THEREFORE, in consideration of the premises and the covenants contained herein, the Company and the Indemnitee do hereby covenant and agree as follows:

Section 1. Services by the Indemnitee. The Indemnitee agrees to serve or continue to serve at the request of the Company as a director and/or officer of the Company so long as the Indemnitee is duly elected or appointed and until such time as the Indemnitee is removed as permitted by law and other agreements or commitments of the parties, if any, or tenders a resignation in writing. Notwithstanding the foregoing, the Indemnitee may at any time and for any reason resign from any such position.

Section 2. Indemnification—General. The Company shall indemnify, and advance Expenses (as hereinafter defined) to, the Indemnitee as provided in this Agreement to the fullest extent permitted by the General Corporation Law of the State of Delaware and Delaware law as in effect at any time. The rights of the Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other Sections of this Agreement.

Section 3. Proceedings Other Than Proceedings by or in the Right of the Company. The Indemnitee shall be entitled to the rights of indemnification provided in this Section 3 if, by reason of his Corporate Status (as hereinafter defined), he was, is, or is threatened to be made, a party to any threatened, pending or completed Proceeding (as hereinafter defined), other than a Proceeding by or in the right of the Company. Pursuant to this Section 3, the Company shall indemnify the Indemnitee against Expenses, judgments, damages, liabilities, losses, penalties, fines (including any excise taxes) and amounts paid in settlement actually incurred or paid by him in connection with such Proceeding, except if and to the extent it has been finally adjudicated by a court of competent jurisdiction that, in connection with such specific claim, issue or matter, (x) the Indemnitee failed to act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and (y) with respect to any criminal Proceeding, the Indemnitee also had reasonable cause to believe his conduct was unlawful.

Section 4. Proceedings by or in the Right of the Company. The Indemnitee shall be entitled to the rights of indemnification provided in this Section 4 if, by reason of his Corporate Status, he was, is, or is threatened to be made, a party to any threatened, pending or completed Proceeding by or in the right of the Company. Pursuant to this Section 4, the Company shall indemnify the Indemnitee against Expenses actually and reasonably incurred by him in connection with the defense or settlement of such Proceeding, except if and to the extent it has been finally adjudicated by a court of competent jurisdiction that, in connection with such specific claim, issue or matter, the Indemnitee failed to act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. Notwithstanding the foregoing, no indemnification against such Expenses shall be made in respect of such specific claim, issue or matter as to which the Indemnitee shall have been finally adjudged by a court of competent jurisdiction to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such Expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

Section 5.	Indemnification for Expenses of a Party Who is Wholly or Partly Successful.

(a) To the extent that the Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by him in connection therewith. If the Indemnitee is not wholly successful in defense of any Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify the Indemnitee against all Expenses actually incurred by him in connection with each such claim, issue or matter as to which the Indemnitee is successful, on the merits or otherwise. For purposes of this Section 5(a), the term “successful, on the merits or otherwise,” shall include, but shall not be limited to, (i) the termination of any claim, issue or matter in a Proceeding by withdrawal or dismissal, with or without prejudice, by reason of settlement, judgment, order or otherwise, (ii) termination of any claim, issue or matter in a Proceeding by any other means without any express finding of liability or guilt against the Indemnitee, with or without prejudice, by reason of settlement, judgment, order or otherwise, or (iii) the expiration of 120 days after the making of a claim or threat of a Proceeding without the institution of the same and without any promise or payment made to induce a settlement. The provisions of this Section 5(a) are subject to Section 5(b) below.

(b) In no event shall the Indemnitee be entitled to indemnification under Section 5(a) above with respect to a claim, issue or matter to the extent a final, non-appealable determination by a court of competent jurisdiction is made in such Proceeding that the Indemnitee is not entitled to indemnification under this Agreement with respect to such specific claim, issue or matter.

Section 6. Indemnification for Expenses as a Witness. Notwithstanding any provisions herein to the contrary, to the extent that the Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding, the Company shall indemnify the Indemnitee against all Expenses actually incurred by him in connection therewith.

Section 7. Advancement of Expenses. The Company shall advance all Expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding within 10 days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after the final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by or on behalf of the Indemnitee. The Indemnitee hereby expressly undertakes to repay such amounts advanced, if, but only if, and then only to the extent that, it shall ultimately be determined by a final, non-appealable adjudication by a court of competent jurisdiction that the Indemnitee is not entitled to be indemnified against such Expenses. All amounts advanced to the Indemnitee by the Company pursuant to this Section 7 and repaid shall be repaid without interest. The Company shall make all advances pursuant to this Section 7 without regard to the financial ability of the Indemnitee to make repayment, without bond or other security and without regard to the prospect of whether the Indemnitee may ultimately be found to be entitled to indemnification under the provisions of this Agreement. Any required reimbursement of Expenses by the Indemnitee shall be made by the Indemnitee to the Company within 20 days following the entry of the final, non-appealable adjudication by a court of competent jurisdiction pursuant to which it is determined that the Indemnitee is not entitled to be indemnified against such Expenses.

Section 8. Procedure for Determination of Entitlement to Indemnification.

(a) To obtain indemnification under this Agreement, following final disposition of the applicable Proceeding, the Indemnitee shall submit to the Company in care of the Secretary of the Company a written request therefor, along with, at the subsequent request of the Company, such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.

(b) Upon written request by the Indemnitee for indemnification pursuant to the first sentence of Section 8(a) hereof, a determination, if required by applicable law, with respect to the Indemnitee’s entitlement thereto shall be made in the specific case: (i) by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum; or (ii) by a committee of Disinterested Directors designated by a majority vote of Disinterested Directors, even though less than a quorum; or (iii) if there are no Disinterested Directors, or if the Disinterested Directors

so direct, by Independent Counsel (as hereinafter defined), as selected pursuant to Section 8(c), in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee; or (iv) by the stockholders of the Company. If it is so determined that the Indemnitee is entitled to indemnification, the Company shall make payment to the Indemnitee within 10 days after such determination. The Indemnitee shall cooperate with the Person or Persons making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such Person or Persons upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Notwithstanding the foregoing, if a Change of Control has occurred, the Indemnitee may require a determination with respect to the Indemnitee’s entitlement to indemnification to be made by Independent Counsel, as selected pursuant to Section 8(c), in a written opinion to the Board.

(c) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b) hereof, the Independent Counsel shall be selected as provided in this Section 8(c). If a Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board (including a vote of a majority of the Disinterested Directors if obtainable), and the Company shall give written notice to the Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change of Control shall have occurred, the Independent Counsel shall be selected by the Indemnitee (unless the Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and approved by the Company (which approval shall not be unreasonably withheld, conditioned or delayed). If (i) an Independent Counsel is to make the determination of entitlement pursuant to Section 8(b) hereof, and (ii) within 20 days after submission by the Indemnitee of a written request for indemnification pursuant to Section 8(a) hereof, no Independent Counsel shall have been selected, either the Company or the Indemnitee may petition the Court of Chancery of the State of Delaware for the appointment as Independent Counsel of a Person selected by such court or by such other Person as such court shall designate. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 8(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 8(c), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding pursuant to Section 10(a)(iv) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 9. Presumptions and Effect of Certain Proceedings; Construction of Certain Phrases.

(a) In making a determination with respect to whether the Indemnitee is entitled to indemnification hereunder, the Person or Persons making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement if the Indemnitee has submitted a request for indemnification in accordance with Section 8(a) of this Agreement, and anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion to overcome that presumption.

(b) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful.

(c) For purposes of any determination of the Indemnitee’s entitlement to indemnification under this Agreement or otherwise, the Indemnitee shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to a criminal Proceeding, to have also had no reasonable cause to believe his conduct was unlawful, if it is determined that the Indemnitee’s actions were based on good faith reliance on the records or books of account of the Company or Another Enterprise or on information supplied to the Indemnitee by the officers of the Company or Another Enterprise in the course of their duties, or on the advice of legal counsel for the Company or Another Enterprise or on information or records given or reports made to the Company or Another Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or Another Enterprise.

Section 10. Remedies of the Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 8 of this Agreement that the Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 7 of this Agreement, (iii) the determination of entitlement to indemnification is to be made by the Disinterested Directors, a committee of Disinterested Directors or the stockholders of the Company pursuant to Section 8(b) of this Agreement and such determination shall not have been made and delivered to the Indemnitee in writing within 20 days after receipt by the Company of the request for indemnification, (iv) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b) of this Agreement and such determination shall not have been made in a written opinion to the Board and a copy delivered to the Indemnitee within 20 days after receipt by the Company of the request for indemnification, (v) payment of indemnification is not made pursuant to Section 6 of this Agreement within 30 days after receipt by the Company of a written request therefor or (vi) payment of indemnification is not made within 10 days after a determination has been made that the Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 8 or Section 9 of this Agreement, the Indemnitee shall be entitled to an adjudication in the Court of Chancery of the State of Delaware of his entitlement to such indemnification or advancement of Expenses. The Indemnitee shall commence such Proceeding seeking an adjudication within 180 days following the date on which the Indemnitee first has the right to commence such Proceeding pursuant to this Section 10(a); provided, however, that the foregoing clause shall not apply in respect of a Proceeding brought by the Indemnitee to enforce his rights under Section 5 of this Agreement.

(b) In any judicial proceeding brought under Section 10(a) above, the Company shall have the burden of proving that Indemnitee is not entitled to indemnification hereunder.

(c) The Company agrees to reimburse Indemnitee in full for any Expenses incurred by Indemnitee in connection with investigating, preparing for, litigating, defending or settling any action brought by Indemnitee under Section 10(a) above, or in connection with any claim or counterclaim brought by the Company in connection therewith, whether or not Indemnitee is successful in whole or in part in connection with any such action, except to the extent that it has been finally adjudicated by a court of competent jurisdiction that such reimbursement would be unlawful.

(d) The failure of the Company (including the Board, any committee thereof, Independent Counsel or stockholders) to make a determination concerning the permissibility of the indemnification or the advancement of Expenses under this Agreement shall not be a defense in any action brought under Section 10(a) above, and shall not create a presumption that such indemnification or advancement is not permissible.

(e) Any final, non-appealable judicial adjudication determined under this Section 10 shall be final and binding on the parties.

Section 11. Defense of Certain Proceedings.

(a) Subject to the provisions of the last sentence of this Section 11(a) and of Section 11(b) and Section 17, the Company shall be entitled to participate in the defense of any Proceeding or to assume the defense thereof, with counsel approved by the Indemnitee, which approval shall not be unreasonably withheld, conditioned or delayed, upon the delivery to the Indemnitee of written notice of its election to do so; provided, however, that in the event that (i) the use of counsel chosen by the Company to represent the Indemnitee would present such counsel with an actual or potential conflict, (ii) the named parties in any such Proceeding (including any impleaded parties) include both the Company and the Indemnitee and Indemnitee shall conclude that there may be one or more legal defenses or counterclaims available to him that are different from or in addition to those available to the Company, (iii) any such representation by the Company would be precluded under the applicable standards of professional conduct then prevailing, (iv) an actual or potential conflict of interest exists between the Indemnitee and the Company or (v) if the Company fails to assume the defense of such proceeding in a timely manner, then the Indemnitee will be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Proceeding) at the Company’s expense. This Section 11(a) shall not apply to a Proceeding brought by Indemnitee under Section 10(a) above or pursuant to Section 12 below.

(b) Except as expressly provided in this Agreement, if the Company fails to comply with any of its obligations under this Agreement or in the event that the Company or any other Person takes any action to declare this Agreement void or unenforceable, or institutes any action, suit or proceeding to deny or to recover from the Indemnitee the benefits intended to be provided to the Indemnitee hereunder, the Indemnitee will be entitled to retain counsel of the Indemnitee’s choice (but not more than one law firm plus, if applicable, local counsel in respect of any particular Proceeding) at the Company’s expense to represent the Indemnitee in connection with any such matter and the Expenses incurred by the Indemnitee in any such matter shall constitute indemnifiable Expenses under this Agreement.

Section 12. Exception to Right of Indemnification or Advancement of Expenses. (a) Notwithstanding any other provision of this Agreement, the Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding, or any claim, issue or matter therein, brought or made by the Indemnitee against:

(i) the Company, except for (x) any claim or Proceeding in respect of this Agreement and/or the Indemnitee’s rights hereunder, (y) any claim or Proceeding to establish or enforce a right to indemnification under (A) any statute or law, (B) any other agreement with the Company or (C) the Company’s Certificate of Incorporation or Bylaws as now or hereafter in effect and (z) any counter-claim or cross-claim brought or made by him against the Company in any Proceeding brought against him; or

(ii) any other Person, except for Proceedings or claims approved by the Board or unless the Company provides indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

(b) Notwithstanding any other provision of this Agreement, the Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement:

(i) for an accounting of profits made from the purchase and sale (or sale and purchase) by the Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law; or

(ii) to the extent such indemnification or advancement of Expenses is prohibited by the final, non-appealable judgment of a court of competent jurisdiction.

Section 13. Contribution

(a) If, with respect to any Proceeding, the indemnification provided for in this Agreement is held in a final, non-appealable judgment of a court of competent jurisdiction to be unavailable to the Indemnitee for any reason other than that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to a criminal Proceeding, that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Company shall contribute to the amount of Expenses, judgments, damages, liabilities, losses, penalties, fines and amounts paid in settlement actually incurred or paid by the Indemnitee in connection with such Proceeding or any claim, issue or matter therein in such proportion as is appropriate to reflect the relative benefits received by the Indemnitee and the relative fault of the Indemnitee versus the Company (and its other directors and officers and its employees and agents) in connection with the action or inaction which resulted in such Expenses, judgments, damages, liabilities, losses, penalties, fines and amounts paid in settlement, as well as any other relevant equitable considerations.

(b) The Company and the Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 13 were determined by pro rata or per capita allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 13(a) above.

(c) No Person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation.

Section 14. Director and Officer Liability Insurance. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with a reputable insurance company providing the Indemnitee with coverage for losses from wrongful acts. For so long as Indemnitee shall have Corporate Status, Indemnitee shall be named as an insured in all policies of director and officer liability insurance in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s officers and directors. If, at the time of the receipt of a notice of a claim pursuant to the terms of this Agreement, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that (i) such insurance is not reasonably available, (ii) the premium costs for such insurance are disproportionate to the amount of coverage provided or (iii) the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit.

Section 15. Security. The Company may, but shall not be required to, provide security to the Indemnitee for the Company’s obligations hereunder through an irrevocable bank letter of credit, funded trust or other similar collateral.

Section 16. Settlement of Claims. The Company shall not, without the prior written consent of the Indemnitee, consent to the entry of any judgment against the Indemnitee or enter into any settlement or compromise of any Proceeding; provided, however that the Company shall not be required to obtain the consent of the Indemnitee to the settlement of any Proceeding which the Company has undertaken to defend if such settlement solely involves the payment of money, the Company assumes full and sole responsibility for such settlement, the settlement does not include an admission of fault of the Indemnitee and the settlement grants the Indemnitee a complete and unqualified release in respect of the Proceeding and any potential liability, which release shall be in form and substance reasonably satisfactory to the Indemnitee. The Company shall not be liable for any amount paid by an Indemnitee in settlement of any Proceeding unless the Company has consented to such settlement, which consent shall not be unreasonably withheld.

Section 17. Duration of Agreement. This Agreement shall be unaffected by the termination of the Corporate Status of the Indemnitee and shall continue for so long as the Indemnitee may have any liability or potential liability by virtue of his Corporate Status, including, without limitation, the final termination of all pending Proceedings in respect of which the Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by the Indemnitee pursuant to Section 10 of this Agreement relating thereto, whether or not he is acting or serving in such capacity at the time any liability or Expense is incurred for which indemnification can be provided under this Agreement.

Section 18. No Duplication of Insurance Payments. To the extent payment is actually made to the Indemnitee under a valid and collectible insurance policy maintained at the expense of the Company in respect of such related specific claim, issue or matter, the Indemnitee shall not be entitled to payment of amounts indemnifiable hereunder except in respect of any excess of such amounts beyond the amount of payment under such insurance, provided, however that the foregoing shall not affect the rights of the Indemnitee [or the Fund Indemnitors]1 set forth in Section 19 below.

Section 19. Primacy of Company Indemnification; Subrogation.

(a) [The Company hereby acknowledges that the Indemnitee has certain rights to indemnification and/or insurance provided by                          (collectively, the “Fund Indemnitors”). The Company hereby agrees that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and those of the Fund Indemnitors are secondary), it shall be liable for the full amount of all Indemnifiable Amounts to the full extent legally permitted without regard to any rights Indemnitor may have against the Fund Indemnitors and that it irrevocably waives, and releases the Fund Indemnitors from, any claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors to or on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing, and the Fund Indemnitors

[1]	If applicable.

shall have a right of subrogation, to the extent of such advancement or payment, equal to all of the rights of recovery of Indemnitee against the Company which would have applied had the Fund Indemnitors not advanced or paid any amount. If a court determines that subrogation is not available to the Fund Indemnitors, then the Fund Indemnitors shall have a right of contribution by the Company for amounts advanced or paid by the Fund Indemnitors based on the amount which the Indemnitee could have received from the Company if the Fund Indemnitors had not advanced or paid any amount. The Company and Indemnitee agree that the Fund Indemnitors are express third party beneficiaries of the terms hereof.]2

(b) [Except as provided by paragraph (a) above, i]3[I]n the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee against other Persons [(other than the Fund Indemnitors)]4 and the Indemnitee shall take all reasonable action necessary to secure such rights, including execution of such documents as are reasonably necessary to enable the Company to bring suit to enforce such rights. The Company shall pay or reimburse all expenses actually incurred by the Indemnitee in connection with such subrogation. The Company shall have no right of recovery (through subrogation or otherwise) against [the Fund Indemnitors or any insurance policy purchased by the Fund Indemnitors, or against]5 Indemnitee or any insurance policy purchased by Indemnitee.

Section 20. Definitions. For purposes of this Agreement:

(a) “Another Enterprise” means any corporation (other than the Company), partnership, limited liability company, joint venture, trust, foundation, association, organization, employee benefit plan or other legal entity or enterprise.

(b) “Change of Control” shall mean the occurrence of any one or more of the following:

(i) Change in Board Composition. Individuals who constitute the members of the board of directors of the Company (the “Board”) as of the date hereof (the “Incumbent Directors”), cease for any reason to constitute at least a majority of members of the Board; provided that any individual becoming a director of the Company subsequent to the date hereof shall be considered an Incumbent Director if such individual’s appointment, election or nomination was approved by a vote of at least 50% of the Incumbent Directors; provided further that any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or contests by or on behalf of a “person” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director;

[2]	If applicable.
[3]	If applicable.
[4]	If applicable.
[5]	If applicable.

(ii) Business Combination. Consummation of (x) a reorganization, merger, consolidation, share exchange or other business combination involving the Company or any of its subsidiaries or the disposition of all or substantially all the assets of the Company, whether in one or a series of related transactions, or (y) the acquisition of assets or stock of another entity by the Company (either, a “Business Combination”), excluding, however, any Business Combination pursuant to which: (A) individuals who were the “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act), respectively, of the then outstanding shares of common stock of the Company (the “Outstanding Stock”) and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Company (the “Outstanding Company Voting Securities”) immediately prior to such Business Combination beneficially own, upon consummation of such Business Combination, directly or indirectly, more than 50% of the then outstanding shares of common stock (or similar securities or interests in the case of an entity other than a corporation) and more than 50% of the combined voting power of the then outstanding securities (or interests) entitled to vote generally in the election of directors (or in the selection of any other similar governing body in the case of an entity other than a corporation) of the Surviving Corporation (as defined below) in substantially the same proportions as their ownership of the Outstanding Stock and Outstanding Company Voting Securities, immediately prior to the consummation of such Business Combination (that is, excluding any outstanding voting securities of the Surviving Corporation that such beneficial owners hold immediately following the consummation of the Business Combination as a result of their ownership prior to such consummation of voting securities of any company or other entity involved in or forming part of such Business Combination other than the Company); (B) no person (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or any of its subsidiaries or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company) or group (as such term is defined in Rule 13d-3 under the Exchange Act) becomes the beneficial owner of 20% or more of either (1) the then outstanding shares of common stock (or similar securities or interests in the case of entity other than a corporation) of the Surviving Corporation, or (2) the combined voting power of the then outstanding securities (or interests) entitled to vote generally in the election of directors (or in the selection of any other similar governing body in the case of an entity other than a corporation); and (C) individuals who were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination constitute at least a majority of the members of the board of directors (or of any similar governing body in the case of an entity other than a corporation) of the Surviving Corporation; where for purposes of this subsection (ii), the term “Surviving Corporation” means the entity resulting from a Business Combination or, if such entity is a direct or indirect subsidiary of another entity, the entity that is the ultimate parent of the entity resulting from such Business Combination;

(iii) Stock Acquisition. Any person (other than Court Square Capital Partners or Weston Presidio, the Company, any subsidiary of the Company, any employee benefit plan of the Company or any of its subsidiaries or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company) or group becomes the beneficial owner of 20% or more of either (x) the Outstanding Stock or (y) the Outstanding Company Voting Securities; provided, however, that for purposes of this subsection (iii), no Change of Control shall be deemed to have occurred as a result of any acquisition directly from the Company; or

(iv) Liquidation. Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company (or, if no such approval is required, the consummation of such a liquidation or dissolution).

(c) “Corporate Status” describes the status of an individual who is or was director of the Company, or is or was serving at the request of the Company as a director, officer, employee, partner, member, agent or in a similar capacity of Another Enterprise. For purposes of this definition, if the Indemnitee is serving or has served as a director of a Subsidiary, or with respect to any employee benefit plan of a Subsidiary, the Indemnitee shall be deemed to be serving at the request of the Company.

(d) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding for which indemnification is sought by the Indemnitee.

(e) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(f) “Expenses” means all fees, costs and expenses incurred by the Indemnitee in connection with any Proceeding, including, without limitation, all attorneys’ fees, disbursements, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone and fax transmission charges, postage, secretarial services, delivery service fees and all other disbursements or expenses incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding.

(g) “Independent Counsel” means a law firm or a member of a law firm that is experienced in matters of corporation law and such law firm neither presently is, nor in the past five years has been, retained to represent: (i) the Company or the Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any Person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.

(h) “Person” means a natural person, firm, partnership, joint venture, association, corporation, company, limited liability company, trust, business trust, estate or other entity.

(i) “Proceeding” includes any threatened, pending or completed action, suit, claim, arbitration, alternate dispute resolution process, investigation, hearing, appeal or other proceeding, whether civil, criminal, administrative, arbitral or investigative, whether formal or informal, including a proceeding initiated by the Indemnitee pursuant to Section 10.

(j) “Securities Act” means the Securities Act of 1933, as amended.

(k) “Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or Another Enterprise of which the Company owns (either directly or through or together with another Subsidiary of the Company) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or Another Enterprise or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or Another Enterprise.

(l) References to “the Company” shall include, in addition to any resulting corporation, (x) any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued and (y) any Another Enterprise controlled directly or indirectly by the Company.

Section 21. Non-Exclusivity. The Indemnitee’s rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall be in addition to, and not be deemed exclusive of, any other rights to which the Indemnitee may at any time be entitled under applicable law, the Company’s Certificate of Incorporation, the Company’s Bylaws, any other agreement, a vote of stockholders, a resolution of directors (or a committee of directors) or otherwise. [Without limitation of Section 19, t]6[T]he Company shall, in connection with any threatened, pending or completed Proceeding to which the Indemnitee was, is, or is threatened to be made, a party, by reason of his Corporate Status be the indemnitor of first resort and any obligation of any other Person, and any obligation of any insurer providing insurance coverage under any policy purchased or maintained by any other Person, or under any personal umbrella liability insurance policy or any policy purchased or maintained by the Indemnitee, to provide

[6]	If applicable.

advancement or indemnification for the same Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement) incurred by the Indemnitee shall be secondary.

Section 22. Remedies Not Exclusive. No right or remedy herein conferred upon the Indemnitee is intended to be exclusive of any other right or remedy, and every other right or remedy shall be cumulative of and in addition to the rights and remedies given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy of the Indemnitee hereunder or otherwise shall not be deemed an election of remedies on the part of the Indemnitee and shall not prevent the concurrent assertion or employment of any other right or remedy by the Indemnitee.

Section 23. Changes in Law. In the event that a change in applicable law after the date of this Agreement, whether by statute, rule or judicial decision, expands or otherwise increases the right or ability of a Delaware corporation to indemnify (or to otherwise pay or advance Expenses as to any Proceeding for the benefit of) a member of its board of directors or an officer of the corporation than is provided under the terms of the Company’s Bylaws or this Agreement, the Indemnitee shall, by this Agreement, enjoy the greater benefits so afforded by such change. In the event that a change in applicable law after the date of this Agreement, whether by statute, rule or judicial decision, narrows or otherwise reduces the right or ability of a Delaware corporation to indemnify (or to otherwise pay or advance Expenses as to any Proceeding for the benefit of) a member of its board of directors or an officer of the corporation than is provided under the terms of the Company’s Bylaws or this Agreement, such change shall have no effect on this Agreement or any of the Indemnitee’s rights hereunder, except and only to the extent required by a final, non-appealable determination of a court of competent jurisdiction.

Section 24. Interpretation of Agreement. No provision of this Agreement will be interpreted in favor of, or against, either of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

Section 25. Severability. If any provision or provisions of this Agreement shall be held by a final, non-appealable determination of a court of competent jurisdiction to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; (b) such provision or provisions will be deemed reformed to the extent necessary to conform to applicable law and to give maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision or provisions held invalid, illegal or unenforceable.

Section 26. Governing Law; Jurisdiction and Venue.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE EXCLUDING (TO THE GREATEST EXTENT PERMISSIBLE BY LAW) ANY RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

(b) Each of the parties (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware and any Federal court sitting in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or any Federal court sitting in the State of Delaware. Each of the parties hereto agrees, (i) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process, and (ii) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to clauses (i) or (ii) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware.

Section 27. Notice by the Indemnitee. The Indemnitee agrees to promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder; provided, however, that the failure of the Indemnitee to timely provide such notice shall not affect the Indemnitee’s right to be indemnified or to receive advancement of Expenses under this Agreement except if, and then only to the extent that, the Company is actually materially and adversely prejudiced by such failure.

Section 28. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and received for by the party to whom said notice or other communication shall have been directed, (b) mailed by U.S. certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, or (c) sent via facsimile or electronic mail transmission (with electronic or telephonic confirmation of receipt):

(i) If to the Company:

MacDermid Group, Inc.

245 Freight Street

Waterbury, CT 06702-1818

Facsimile No.: 203-575-5630

Attention: General Counsel

With a copy to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019

Facsimile No.: (212) 474-3700

Attention: Craig F. Arcella

(ii) If to the Indemnitee, to the address of the Indemnitee set forth on the signature page hereof;

or to such other address as may have been furnished by any party to the other(s), in accordance with this Section 28.

Section 29. Modification and Waiver. No supplement, modification or amendment of this Agreement or any provision hereof shall limit or restrict in any way any right of the Indemnitee under this Agreement with respect to any action taken or omitted by the Indemnitee in his Corporate Status prior to such supplement, modification or amendment. Except as provided in Section 23, no supplement, modification or amendment of this Agreement or any provision hereof shall be binding unless executed in writing by both of the Company and the Indemnitee. No waiver of any provision of this Agreement shall be deemed or shall constitute a wavier of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 30. Entire Agreement. This Agreement embodies the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior negotiations, commitments, agreements, representations and understandings, whether written or oral, relating to such subject matter and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto.

Section 31. Headings. The headings of the Sections or paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 32. Gender. Use of the masculine pronoun in this Agreement shall be deemed to include usage of the feminine pronoun where appropriate.

Section 33. Identical Counterparts. This Agreement may be executed in one or more counterparts (whether by original, photocopy or facsimile signature), each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same Agreement. Only one such counterpart executed by the party against whom enforcement is sought must be produced to evidence the existence of this Agreement.

Section 34. Successors and Assigns. (a) This Agreement shall be binding upon all successors and assigns of the Company (including any transferee of all or a substantial portion of its business, stock and/or assets and any direct or indirect successor by merger or otherwise by operation of law) and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.

(b) This Agreement is personal in nature and neither of the parties hereto will, without the consent of the other, assign or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Section 34(a).

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

MACDERMID GROUP, INC.,

By:

Name:

Title:

INDEMNITEE,

By:

Name:

Title:

Address:

[Signature Page to Director and Officer Indemnification Agreement]

18